-------------------------------------------------------
              SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D. C. 20549
                       ---------------
                          FORM T-1

                  STATEMENT OF ELIGIBILITY
     UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
          CORPORATION DESIGNATED TO ACT AS TRUSTEE

            CHECK IF AN APPLICATION TO DETERMINE
            ELIGIBILITY OF A TRUSTEE PURSUANT TO
                   SECTION 305 (b) (2)

                       ---------------

               IBJ SCHRODER BANK & TRUST COMPANY
      (Exact name of trustee as specified in its charter)

     New York                                   13-5375195
(State of Incorporation                       (I.R.S. Employer
if not a U.S. national bank)                 Identification No.)

One State Street, New York, New York                  10004
(Address of principal executive offices)            (Zip code)

          Terence Rawlins, Assistant Vice President
               IBJ Schroder Bank & Trust Company
                        One State Street
                    New York, New York 10004
                         (212) 858-2000
   (Name, Address and Telephone Number of Agent for Service)

                    REEVES INDUSTRIES, INC.
     (Exact name of obligor as specified in its charter)


     Delaware                                    57-0735790
(State or jurisdiction of                     (I.R.S. Employer
incorporation or organization)                Identification No.)


101 Merritt 7 Corporation Park, 2nd FL
          Norwalk, CT                               06586
( Address of principal executive office)          (Zip code)

                         ----------

              (Title of Indenture Securities)
                    REEVES INDUSTRIES, INC.
                  11% Senior Notes due 2002
              --------------------------------




Item 1.   General information

          Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
               supervising authority to which it is subject.

               New York State Banking Department
               Two Rector Street
               New York, New York

               Federal Deposit Insurance Corporation
               Washington, D.C.

               Federal Reserve Bank of New York Second District
               33 Liberty Street
               New York, New York

          (b) Whether it is authorized to exercise corporate trust powers.

                    Yes


Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.


Item 3.   Voting securities of the trustee.

          Furnish the following information as to each class of voting securities of the trustee:

                        As of March 12, 1998


          Col. A                             Col. B
       Title of class                   Amount Outstanding



Not Applicable



Item 4.   Trusteeships under other indentures.

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

          (a) Title of the securities outstanding under each such other indenture

                              Not Applicable

          (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310
               (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                              Not Applicable

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

          If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                              Not Applicable

Item 6. Voting securities of the trustee owned by the obligor or its officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                      As of March 12, 1998
     Col A          Col. B         Col. C            Col. D
Name of Owner   Title of Class   Amount owned     Percent of
                                 beneficially   voting securities
                                                represented by
                                                amount given in
                                                Col. C
-------------  ---------------   ------------   -----------------

                          Not Applicable


Item 7. Voting securities of the trustee owned by underwriters or their officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:


                      As of March 12, 1998


     Col A          Col. B         Col. C            Col. D
Name of Owner   Title of Class   Amount owned     Percent of
                                 beneficially   voting securities
                                                represented by
                                                amount given in
                                                Col. C

-------------  ---------------   ------------   -----------------


                         Not Applicable


Item 8.   Securities of the obligor owned or held by the trustee

          Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:


                      As of March 12, 1998


     Col A          Col. B         Col. C            Col. D
Name of Owner   Title of Class   Amount owned     Percent of
                                 beneficially   voting securities
                                 or held as     represented by
                                 collateral     amount given in
                                 security for   Col. C
                                 obligations
                                 in default

-------------  ---------------   ------------   -----------------


                              Not Applicable


Item 9. Securities of underwriters owned or held by the trustee.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                      As of March 12, 1998

     Col A          Col. B         Col. C            Col. D
Name of Owner   Title of Class   Amount owned     Percent of
                                 beneficially   voting securities
                                 or held as     represented by
                                 collateral     amount given in
                                 security for   Col. C
                                 obligations
                                 in default

-------------  ---------------   ------------   -----------------

                         Not Applicable

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or securityholders of the obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee
          (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                      As of March 12, 1998

     Col A          Col. B         Col. C            Col. D
Name of Owner   Title of Class   Amount owned     Percent of
                                 beneficially   voting securities
                                 or held as     represented by
                                 collateral     amount given in
                                 security for   Col. C
                                 obligations
                                 in default

-------------  ---------------   ------------   -----------------

                              Not Applicable

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

          If the trustee owns beneficially or holds as collateral security security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such any of which are so owned or held by the trustee:

                       As of March 12, 1998

     Col A                    Col. B                  Col. C

Nature of Indebtedness   Title Outstanding           Date Due

----------------------   -----------------         -------------

                          Not Applicable

Item 12.  Indebtedness of the Obligor to the Trustee.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                       As of March 12, 1998

     Col A          Col. B         Col. C            Col. D
Name of Owner   Title of Class   Amount owned     Percent of
                                 beneficially   voting securities
                                 or held as     represented by
                                 collateral     amount given in
                                 security for   Col. C
                                 obligations
                                 in default

-------------  ---------------   ------------   -----------------

                         Not Applicable

Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                              Not Applicable

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                              Not Applicable

Item 14.  Affiliations with the Underwriters

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

                              Not Applicable


Item 15.  Foreign Trustees.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                              Not Applicable


Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          *1.  A copy of the Charter of IBJ Schroder Bank & Trust
               Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File
               No. 22-18460).

          *2. A copy of the Certificate of Authority of the Trustee to Commence Business (Included in
               Exhibit I above).

          *3. A copy of the Authorization of the Trustee, as amended to date (See Exhibit 4 to Form T-1,
               Securities and Exchange Commission File
               No. 22-19146).

          *4. A copy of the existing By-Laws of the Trustee, as amended to date (See Exhibit 4 to Form T-1,
               Securities and Exchange Commission File
               No. 22-19146).

          5. A copy of each Indenture referred to in Item 4, if the Obligor is in default. Not Applicable.

          6. The consent of the United States institutional trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.


                            NOTE

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to
Item 2, the answer to said Item are based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.













                            SIGNATURE



          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 12th day of March, 1998.



                                IBJ SCHRODER BANK & TRUST COMPANY


                                By:------------------------------
                                           Terence Rawlins
                                       Assistant Vice President

                              SIGNATURE



          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 12th day of March, 1998.



                                IBJ SCHRODER BANK & TRUST COMPANY


                                By:        /s/Terence Rawlins
                                            Terence Rawlins
                                       Assistant Vice President































                             Exhibit 6

                         CONSENT OF TRUSTEE




     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Reeves Industries, Inc. of its 11% Senior Notes due 2002, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                IBJ SCHRODER BANK & TRUST COMPANY


                                By:        /s/Terence Rawlins
                                            Terence Rawlins
                                       Assistant Vice President





Dated:  As of March 12, 1998

























                                 Exhibit 6

                            CONSENT OF TRUSTEE




     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Reeves Industries, Inc. of its 11% Senior Notes due 2002, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                IBJ SCHRODER BANK & TRUST COMPANY


                                By: -----------------------------
                                           Terence Rawlins
                                       Assistant Vice President





Dated:  As of March 12, 1998
























EXHIBIT 7

               CONSOLIDATED REPORT OF CONDITION OF
                IBJ SCHRODER BANK & TRUST COMPANY
                      of New York, New York
              And Foreign and Domestic Subsidiaries

                 Report as of December 31, 1997

                                                  Dollar Amounts
                                                    in Thousands

                               ASSETS

1. Cash and balance due from depository institutions:
   a.   Noninterest-bearing balances and
        currency and coin . . . . . . . . . . . . . . $   45,276
   b.   Interest-bearing balances . . . . . . . . . . $  121,534

2. Securities:
   a.   Held-to-maturity securities . . . . . . . . . $  184,821
   b.   Available-for-sale securities . . . . . . . . $   74,043

3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs:

   Federal Funds sold and Securities purchased
   under agreements to resell . . . . . . . . . . . . $  202,104

4. Loans and lease financing receivables:
   a.  Loans and leases,
       net of unearned income . . . . $1,797,414
   b.  LESS: Allowance for loan and
       lease losses . . . . . . . . . $   61,962
   c.  LESS: Allocated transfer
       risk reserve . . . . . . . . . $      -0-
   d.  Loans and leases, net of
       unearned income, allowance, and reserve. . . . $1,735,452

5. Trading assets held in trading accounts. . . . . . $      479

6. Premises and fixed assets
   (including capitalized leases). . . . . . . . . . .$    2,952

7. Other real estate owned . . . . . . . . . . . . . $       -0-

8. Investments in unconsolidated subsidiaries
   and associated companies. . . . . . . . . . . . . $       -0-



9. Customers' liability to this bank on
   acceptances outstanding . . . . . . . . . . .. . . $    1,447

10. Intangible assets . . . . . . . . . . . . . . . . $       -0-

11. Other assets. . . . . . . . . . . . . . . . . . . $   67,256

12. TOTAL ASSETS. . . . . . . . . . . . . . . . . . . $2,435,364












































                          LIABILITIES


13. Deposits:
    a.  In domestic offices . . . . . . . . . . . . . $  791,520
       (1)  Noninterest-bearing . . . . $  247,397
       (2)  Interest-bearing. . . . . . $  544,123

    b.  In foreign offices, Edge and
        Agreement subsidiaries, and IBFs .. . . . . . $1,229,810
       (1)  Noninterest-bearing . . . . $   14,607
       (2)  Interest-bearing. . . . . . $1,215,203

14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal Funds purchased and Securities sold under
    agreements to repurchase. . . . . . . . . . . . . $   10,000

15. a.  Demand notes issued to the U.S. Treasury. . . $    5,000
    b.  Trading Liabilities . . . . . . . . . . . . . $      108

16. Other borrowed money:
    a.  With a remaining maturity of one year or less.$   83,453
    b.  With a remaining maturity of more than
        one year. . . . . . . . . . . . . . . . . . . $    1,763
    c.  With a remaining maturity of more than
        three years. . . . . . . . . . . . . . . . . .$    2,242

17. Not applicable.

18. Bank's liability on acceptances executed
    and outstanding. . . . . . . . . . . . . . . . . .$    1,447

19. Subordinated notes and debentures . . . . . . . . $      -0-

20. Other liabilities . . . . . . . . . . . . . . . . $   70,284

21. TOTAL LIABILITIES . . . . . . . . . . . . . . . . $2,195,627

22. Limited-life preferred stock and related surplus. $       -0-


                              EQUITY CAPITAL


23. Perpetual preferred stock and related surplus . . $      -0-

24. Common stock. . . . . . . . . . . . . . . . . . . $   29,649

25. Surplus (exclude all surplus related
    to preferred stock) . . . . . . . . . . . . . . . $  217,008

26. a.  Undivided profits and capital reserves. . . . $   (7,130)
    b.  Net unrealized gains (losses)
        on available-for-sale securities. . . . . . . $      210

27. Cumulative foreign currency translation
    adjustments . . . . . . . . . . . . . . . . . . . $      -0-

28. TOTAL EQUITY CAPITAL. . . . . . . . . . . . . . . $  239,737

29. TOTAL LIABILITIES AND EQUITY CAPITAL. . . . . . . $2,435,364